Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Dividend Advantage Municipal Income Fund f/k/a Nuveen Insured New York Dividend
  Advantage Municipal Fund
811-09473

The annual meeting of shareholders was held in the offices of Nuveen Investments on March 30, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to May 8, 2012.

Voting results for March 30, 2012 are as follows:

<c> Common and Preferred shares voting
together as a class

Preferred
shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                    2,632,460
                           500
   Against
                       324,412
                              -
   Abstain
                       118,305
                              -
   Broker Non-Votes
                    1,897,660
                              -
      Total
                    4,972,837
                           500



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
                    2,613,235
                           500
   Against
                       334,845
                              -
   Abstain
                       127,097
                              -
   Broker Non-Votes
                    1,897,660
                              -
      Total
                    4,972,837
                           500

Proxy materials are herein
incorporated by reference
to the SEC filing on March 1,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0001193125-12-092168